UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. __ )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

LaPolla Industries, Inc.
(Exact name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

LaPolla Industries, Inc.
Intercontinental Business Park
15402 Vantage Parkway East, Suite 322
Houston, Texas 77032

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

AND

PROXY STATEMENT

Meeting Date
July 12, 2006

YOUR VOTE IS IMPORTANT!
Please sign and promptly return your Proxy
in the enclosed envelope or vote your
shares by telephone or using the Internet.

June 2, 2006

Dear Stockholder:

You are cordially invited to attend our 2006 Annual Meeting of Stockholders to be held at The Kamson Corporation, 270 Sylvan Avenue, Englewood Cliffs, New Jersey 07632, on Wednesday, July 12, 2006 at 9:00 AM, local time. We hope you will be present to hear management's report to stockholders.

The attached Notice of Annual Meeting of Stockholders and Proxy Statement describe the matters to be acted upon. If you plan to attend the Annual Meeting in person, please mark the designated box on the enclosed proxy card. Alternatively, if you utilize the telephone or Internet voting system, please indicate your plans to attend the Annual Meeting when prompted to do so by the system. If you are a stockholder of record, you should bring the bottom half of the enclosed proxy card as your admission card and present the card upon entering the Annual Meeting. If you are planning to attend the Annual Meeting and your shares are held in street name (by a bank or broker, for example), you should ask the record owner for a legal proxy or bring your most recent account statement to the Annual Meeting so that we can verify your ownership of LaPolla Common Stock. Please note, however, that if your shares are held in street name and you do not bring a legal proxy from the record owner, you will be able to attend the Annual Meeting, but you will not be able to vote at the Annual Meeting.

Whether or not you plan to attend the Annual Meeting personally, and regardless of the number of shares you own, it is important that your shares be represented at the Annual Meeting. Accordingly, we urge you to complete the enclosed proxy card and return it to our vote tabulators promptly in the prepaid postage envelope provided, or to promptly use the telephone or Internet voting system. If you do attend the Annual Meeting and wish to vote in person, you may withdraw your proxy at that time.

LAPOLLA INDUSTRIES, INC.

Michael T. Adams
Chief Executive Officer

Houston, Texas

LaPolla Industries, Inc.
Intercontinental Business Park
15402 Vantage Parkway East, Suite 322
Houston, Texas 77032

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held July 12, 2006

The 2006 Annual Meeting of Stockholders of LaPolla Industries, Inc. will be held at The Kamson Corporation, 270 Sylvan Avenue, Englewood Cliffs, New Jersey 07632 on Wednesday, July 12, 2006 at 9:00 a.m., local time. We are holding the meeting to:

1.	Elect a board of directors to hold office until the next annual meeting of stockholders or until their respective successors have been elected or appointed; and

2.	Transact any other business that may properly come before the meeting.

If you were the record owner of LaPolla Common Stock at the close of business on Tuesday, May 30, 2006, you may attend and vote at the meeting. If you cannot attend the meeting, you may vote by telephone or by using the Internet as instructed on the enclosed proxy card or by mailing the proxy card in the enclosed postage-paid envelope. Any stockholder attending the meeting may vote in person, even if you have already returned a proxy card. A list of stockholders eligible to vote at the meeting will be available for review during our regular business hours at our headquarters in Houston, Texas for the ten days prior to the meeting for any purpose related to the meeting.

We look forward to seeing you at the meeting.

By Order of the Board of Directors

Kelly D. Meekins
Corporate Secretary

June 2, 2006
Houston, Texas

As promptly as possible, please vote by telephone or by using the Internet as instructed on the enclosed proxy card or complete, sign and date the proxy card and return it in the enclosed postage-paid envelope.

LAPOLLA INDUSTRIES, INC.

Proxy Statement
for
Annual Meeting of Stockholders
To Be Held July 12, 2006

i

LaPolla Industries, Inc.
Intercontinental Business Park
15402 Vantage Parkway East, Suite 322
Houston, Texas 77032

PROXY STATEMENT

INFORMATION CONCERNING SOLICITATION AND VOTING

Our Board of Directors is soliciting proxies for the 2006 Annual Meeting of Stockholders to be held July 12, 2006. This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the meeting. Please read it carefully. Voting materials, which include the proxy statement, proxy card and 2005 Annual Report, will be mailed to stockholders on or about June 9, 2006. The Kamson Corporation is located at 270 Sylvan Avenue, Englewood Cliffs, New Jersey 07632. LaPolla will bear the expense of soliciting proxies. We will reimburse banks, brokers and other custodians, nominees and fiduciaries for reasonable charges and expenses incurred in forwarding soliciting materials to their clients.

QUESTIONS AND ANSWERS

Q:	Who may vote at the meeting?
A:
The Board set May 30, 2006, as the record date for the meeting. If you owned our common stock at the close of business on May 30, 2006, you may attend and vote at the meeting. Each stockholder is entitled to vote for each share of common stock on all matters to be voted on. There were 53,502,251 shares of our common stock outstanding on May 30, 2006.

Q:	What is the quorum requirement for the meeting?
A:
A majority of LaPolla’s outstanding shares as of the record date must be present at the meeting in order to hold the meeting and conduct business. This is called a quorum. Shares are counted as present at the meeting if you: (a) are present and entitled to vote in person at the meeting; or (b) have properly submitted a proxy card or voted by telephone or by using the Internet. If you abstain from voting on any or all proposals, your shares are still counted as present and entitled to vote. Each proposal identifies the votes needed to approve or ratify the proposed action.

Q:	What proposals will be voted on at the meeting?
A:	The only Board proposal scheduled to be voted on at the meeting is for the election of directors. We will also consider other business that properly comes before the meeting.

Q:	How may I vote my shares in person at the meeting?
A:
If your shares are registered directly in your name with our transfer agent, Continental Stock Transfer & Trust Company, you are considered, with respect to those shares, the shareowner of record, and the proxy materials and proxy card are being sent directly to you by LaPolla. As the shareowner of record, you have the right to vote in person at the meeting. If your shares are held in a brokerage account or by another nominee, you are considered the beneficial owner of shares held in street name, and the proxy materials are being forwarded to you together with a voting instruction card. As the beneficial owner, you are also invited to attend the Annual Meeting. Since you are a beneficial owner and not the shareowner of record, you may not vote these shares in person at the meeting unless you obtain a “legal proxy” from the broker, trustee or nominee that holds your shares in its name, giving you the right to vote the shares at the meeting.

Q:	How can I vote my shares without attending the meeting?
A:
Whether you hold shares directly as a registered shareowner of record or beneficially in street name, you may vote without attending the meeting. You may vote by granting a proxy or, for shares held in street name, by submitting voting instructions to your stockholder or nominee. In most cases, you will be able to do this by telephone, by using the Internet or by mail. Please refer to the summary instructions included with your proxy materials and on your proxy card. For shares held in street name, the voting instruction card will be included by your stockbroker or nominee. If you have telephone or Internet access, you may submit your proxy by following the instructions with your proxy materials and on your proxy card. You may submit your proxy by mail by signing your proxy card or, for shares held in street name, by following the voting instruction card included by your stockbroker or nominee and mailing it in the enclosed, postage-paid envelope. If you provide specific voting instructions, your shares will be voted as you have instructed.

Q:	How can I change my vote after I return my proxy card?
A:
Provided you are the shareowner of record or have a legal proxy from your nominee, you may revoke your proxy and change your vote at any time before the final vote at the meeting. You may do this by signing and submitting a new proxy card with a later date, voting by telephone or by using the Internet (your latest telephone or Internet proxy is counted) or by attending the meeting and voting in person. Attending the meeting will not revoke your proxy unless you specifically request it.

Q:	Where can I find the voting results of the meeting?
A:	The preliminary voting results will be announced at the meeting. The final results will be published in our third quarter report on Form 10-Q for 2006.

Confidentiality

We maintain a policy that all proxies, ballots and voting materials that identify your vote be kept confidential, except in the following circumstances: (i) to allow the election inspector appointed for our Annual Meeting to certify the results of the vote; (ii) as necessary to meet applicable legal requirements, including the pursuit or defense of a judicial action; (iii) where we conclude in good faith that a bona fide dispute exists as to the authenticity of one or more proxies, ballots, or votes, or as to the accuracy of the tabulation of such proxies, ballots, or votes; (iv) where a stockholder expressly requests disclosure or has made a written comment on a proxy card; (v) where contacting stockholders by us is necessary to obtain a quorum, the names of stockholders who have or have not voted (but not how they voted) may be disclosed to us by the election inspector appointed for the Annual Meeting; (vi) aggregate vote totals may be disclosed to us from time to time and publicly announced at the meeting of stockholders at which they are relevant; and (vii) in the event of any solicitation of proxies with respect to any of our securities by a person other than us of which solicitation we have actual notice.

PROPOSAL 1
ELECTION OF DIRECTORS

General

We currently have four members on our Board of Directors. Proxy holders will vote for the nominees listed below. The accompanying proxy will be voted for the nominees to serve as directors unless you indicate to the contrary on the proxy card. Abstentions have no effect on the vote. Each of the nominees listed below is currently a director of LaPolla who was previously elected by the stockholders or appointed by the Board of Directors after the annual meeting of stockholders in 2005. Each person elected will continue until the Annual Meeting of Stockholders to be held in 2007.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR ALL” NOMINEES

Set forth below is the name and age of each nominee and each director of LaPolla whose term of office continues after the meeting, the principal occupation of each during the past five years, and the year each began serving as a director of LaPolla:

Richard J. Kurtz	66	Director since November 23, 1998

Chairman of the Board since February 8, 1999

Mr. Kurtz is chief executive officer of the Kamson Corporation, a privately held corporation, in operation for 28 years. The Kamson Corporation is located in Englewood Cliffs, New Jersey and currently owns and operates eighty one investment properties in the Northeastern U.S. Mr. Kurtz is a graduate of the University of Miami and a member of its President's Club. He is a member of the Board of Directors of Paligent, Inc., trading on the O-T-C bulletin board. Mr. Kurtz resides in New Jersey and is vice president and a member of the Board of Jewish Community Center on the Palisades in Tenafly, New Jersey. He is an elected member of the Board of Trustees and Foundation Board for Englewood Hospital and Medical Center of New Jersey and a member of the Jewish Home and Rehabilitation Center’s Board of Governors.

Lt. Gen. Arthur J. Gregg US Army (Ret.)	78	Director since February 21, 2000

Lt. Gen. Gregg has more than fifty six years of distinguished professional experience. His record of performance repeatedly demonstrates the ability to lead organizations to success including new businesses and turn around situations. As a result of his extensive military and executive experience, he has considerable contacts and respect within federal government agencies and private industry. Lt. Gen. Gregg continues an active schedule as a member of several corporate and academic boards. He chairs three of these boards. His education includes Harvard University, John F. Kennedy School of Government Concentrated Executive Program in National Security; Saint Benedict College Atchison, Kansas, Bachelor of Science in Business Administration (Summa cum Laude); Army War College, Carlisle Barracks, Pennsylvania, One-year graduate level college; Command and General Staff College, Fort Leavenworth, Kansas, One-year graduate level college.

Gilbert M. Cohen	74	Director since November 12, 2004

Mr. Cohen was co-founder, chief financial officer, and treasurer of the Kamson Corporation from 1969 to 2001. From 1960 to 1969, he was the treasurer of the Bruck Group, Four Companies - Subsidiaries of American Hospital Supply Corporation, a former New York Stock Exchange listed corporation. Mr. Cohen retired in 2001 and, on a voluntary basis, is a baseball coach for the Cavallini School in Upper Saddle River for the public school system. His professional memberships include the American Institute of CPAs and New York State Society of CPAs. Mr. Cohen received his B.A. in 1953 and B.S. in 1956 from Brooklyn College.

Michael T. Adams	41	Director since December 20, 2004

Chief Executive Officer since January 28, 2005

Mr. Adams is Chief Executive Officer. Prior thereto, he was President from August 1, 2003; Executive Vice President and Corporate Secretary from March 1, 1999; and held various officer capacities in the Company’s former subsidiaries since January 1997. Mr. Adams earned his Bachelor of Science degree in Business Administration in 1989, Master of Science degree in Business Administration in 1990 and Juris Doctor Degree in 1995, from Nova Southeastern University, located in Fort Lauderdale, Florida.

CORPORATE GOVERNANCE

We believe in sound corporate governance practices to enhance our effectiveness. The Board has adopted written charters for its four standing committees as well as policies for director selection and your communications with the Board. You can access our corporate governance materials on our LaPolla website at http://lapollaindustries.com and clicking on the About Us section and then clicking on the Corporate Governance section.

Independence of Directors

The American Stock Exchange’s (“AMEX”) Listed Company Guide (“Company Guide”) requires that a majority of an AMEX listed company’s Board of Directors meet the criteria for independence set forth in Sections 121A and 802, subject to certain exceptions. The Board of Directors has reviewed the relationships between each of its members and the Company. Based on its review, the Board of Directors has affirmatively determined that Mr. Kurtz and Mr. Adams are not, and Lt. Gen. Gregg (Ret) and Mr. Cohen are, “independent” within the independence standards set forth in Section 121A of the AMEX Company Guide at this time. In order to satisfy the applicable provisions of the AMEX Company Guide, we have elected to rely on the “controlled company” exception (as such term is defined in Section 801(a) of the AMEX Company Guide), and based our determination on the fact that the Chairman of the Board owns more than 50% of our common stock.

Meetings of the Board of Directors

The Board held 8 meetings, and its four standing Committees collectively held a total of 10 meetings, in 2005. Of the meetings held during the 2005 year, each director attended at least 75% of the meetings of the Board and Committees on which such director serves. We have standing Audit, Compensation, Corporate Governance (which handles our director nomination function), and Executive Committees. We require all members of the Board to attend our annual meetings. All of our Board members attended last year’s meeting. It should be noted that directors discharge their responsibilities throughout the year not only at Board and committee meetings, but through personal meetings and other communications, including considerable telephone contact with the Chairman of the Board and others regarding matters of interest and concern to us.

The following 2005 Membership Roster table sets forth the four standing Committees of the Board, the members of each Committee during 2005 and the number of meetings held by the Board and the Committees:

Name	Board	Audit	Compensation	Governance	Executive
Mr. Kurtz	X (*)	—	—	—	X (*)
Lt. Gen. Gregg (Ret)	X	X	X (*)	X	X
Mr. Cohen	X	X (*)	X	—	—
Mr. Adams	X	—	—	X (*)	X
Number of meetings held in 2005	8	4	5	1	0

(*)  Denotes Chairperson.

The Audit Committee’s role encompasses the oversight of our financial, accounting and reporting processes, our system of internal accounting and financial controls and our compliance with related legal and regulatory requirements, the appointment, engagement, termination and oversight of our independent registered public accounting firm, including conducting a review of their independence, reviewing and approving the planned scope of our annual audit, overseeing the independent registered public accounting firm’s audit work, reviewing and pre-approving any audit and non-audit services that may be performed by them, reviewing with management and our independent registered public accounting firm the adequacy of our internal financial controls, reviewing our critical accounting policies and the application of accounting principles, monitoring the rotation of partners of the independent registered public accounting firm on our audit engagement team as required by law, establishing procedures, as required under applicable law, for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters and the confidential treatment and anonymous submission by employees of concerns regarding questionable accounting or auditing matters, and meeting to review LaPolla’s annual audited financial statements and quarterly financial statements with management and the independent registered public accounting firm. See“Report of the Audit Committee” contained in this proxy statement.

We file our periodic reports with the SEC using the larger company (more expansive) disclosure requirements, even though we are considered to be a small business issuer pursuant to SEC Regulation S-B, to enhance the transparency of our operations for the benefit of our shareholders. Notwithstanding the foregoing manner in which we choose to file our periodic reports with the SEC, we have elected to utilize the “small business issuer” exception contained in Section 121B(2)(c) of the AMEX Company Guide to maintain an audit committee comprised of at least two members, each of whom: (1) satisfies the requisite independence standards specified in Sections 121 and 803(a); and (2) is able to read and understand fundamental financial statements, including a company’s balance sheet, income statement, and cash flow statement, as required by Section 121B(2)(a)(ii). Each member of our Audit Committee meets the independence criteria prescribed by applicable law and the rules of the SEC for audit committee membership and is an “independent director” within the meaning of applicable AMEX listing standards. In addition, each Audit Committee member meets the AMEX’s financial knowledge requirements, and the Board of Directors has further determined that Mr. Cohen (i) is an “audit committee financial expert” as such term is defined in Item 401(h) of Regulation S-K promulgated by the SEC and (ii) also meets the AMEX’s experience requirements. The Audit Committee operates pursuant to a written charter, which complies with the applicable provisions of the Sarbanes-Oxley Act of 2002 and related rules of the SEC and the AMEX. A copy of the Audit Committee charter can be found on our website at http://lapollaindustries.com/pdf/charter_audit.pdf.

The Compensation Committee sets and administers the policies governing the annual compensation of executive officers and other officers, including cash compensation and equity incentive programs, and reviews and establishes annually the compensation of the Chief Executive Officer. See“Report of the Compensation Committee” contained in this proxy statement. The Compensation Committee also reviews and approves equity-based compensation grants to our non-officer employees and assists the Board in management development and succession plans. The members of the Compensation Committee are all independent directors within the meaning of applicable AMEX listing standards. The Compensation Committee operates pursuant to a written charter, a copy of which can be found on our website at http://lapollaindustries.com/pdf/charter_compensation.pdf.

The Corporate Governance Committee’s primary purpose is to evaluate candidates for membership on the Board and make recommendations to the Board regarding candidates, make recommendations with respect to the composition of the Board and the Committees thereof, review and make recommendations regarding the functioning of the Board as an entity, recommend corporate governance principles applicable to LaPolla, assist the Board in its review of the performance of the Board and each Committee, and enforce the Code of Business Ethics and Conduct. The AMEX Company Guide, Section 804, requires that Board of Director nominations must be either selected, or recommended for the Board's selection, by a Committee comprised solely of independent directors or by a majority of the independent directors. In our case, the Corporate Governance Committee handles the director nomination function, in addition to other corporate governance matters as briefly described above, and only two of the three members meet the criteria for independence set forth in Section 121A of the AMEX Company Guide. In order to satisfy the applicable provisions of the AMEX Company Guide, we have elected to rely on the “controlled company” exception, which makes Section 804 inapplicable to us. We based our determination on the fact that the Chairman of the Board owns more than 50% of our common stock. We adopted a Code of Business Ethics and Conduct applicable to all officers, directors and employees as defined by applicable rules of the SEC and AMEX, which is publicly available on our website at http://lapollaindustries.com/pdf/codeofethics.pdf. If we make any amendments to this code other than technical, administrative, or other non-substantive amendments, or grant any waivers from a provision of the code to any of our executive officers, we will disclose the nature of the amendment or waiver, its effective date and to whom it applies on our LaPolla website. The Corporate Governance Committee operates pursuant to a written charter, a copy of which can be found on our website at http://lapollaindustries.com/pdf/charter_governance.pdf. In carrying out its function to nominate candidates for election to the Board, the Committee considers the mix of skills, experience, character, commitment, and diversity of background, all in the context of the requirements of the Board at that point in time. The identification, evaluation and selection of potential director nominees, including nominees recommended by our stockholders, is made using the qualitative standards and procedure described below, without regard to whether a stockholder, non-management director, chief executive officer, other executive officer, third-party search firm or other interested party or entity, recommended the candidate.

Qualitative Standards

•	Directors should be of the highest ethical character and share the values of the Company;
•	Directors should have reputations that are consistent with the image and reputation of the Company;
•	Directors should be highly accomplished in their respective fields;
•	Directors should be independent of any particular constituency and able to represent all stockholders of the Company;
•	Directors should have the ability to exercise sound business judgment;
•	Directors should be selected such that the Board of Directors is a diverse body;
•	Directors should be leaders affiliated or formerly affiliated with major organizations; and
•	Directors should have relevant expertise and experience.

Procedure

•
The Chairman of the Board, any other member of the Board of Directors, Chief Executive Officer, President, any other executive officer, other interested party, a stockholder or a group of stockholders identifies the need to add a new member to the Board of Directors with specific criteria or to fill a vacancy on the Board;

•
The Corporate Governance Committee initiates a search, working with support staff and seeking input from members of the Board and senior management, and considering stockholder or other interested party, and if applicable, third-party search firm recommendations;

•
The Corporate Governance Committee accepts for consideration suggested qualified director candidates that submit a letter to the Corporate Governance Committee of the Board of Directors, c/o LaPolla Industries, Inc., Attn: Corporate Secretary, Intercontinental Business Park, 15402 Vantage Parkway East, Suite 322, Houston, Texas 77032, which acknowledges their interest in being considered for a position on the Company’s Board of Directors (such letter may be marked confidential in the discretion of the director candidate(s)), which includes appropriate biographical information and a brief description of his or her qualifications (a written consent may also be required pursuant to Section 240.14a-101(d)(2)(ii)(L) of the Securities Exchange Act of 1934, as amended pursuant to paragraph 4 below);

•
If the Corporate Governance Committee receives, by a date not less than the 120th calendar day before the date of the Company’s proxy statement released to stockholders in connection with the previous year’s annual meeting, a recommended director candidate(s) (nominee) from a stockholder that beneficially owned more than 5% of the Company’s voting common stock for at least one year as of the date the recommendation was made, or from a group of stockholders that beneficially owned, in the aggregate, more than 5% of the Company’s voting common stock, with each of the securities used to calculate that ownership held for at least one year as of the date the recommendation was made, the Company will identify the director candidate(s) and the stockholder(s) or group of stockholders that recommended the director candidate(s) and disclose whether the Corporate Governance Committee chose to nominate the director candidate(s); provided, however, that no such identification or disclosure will be made without the written consent of both the stockholder or group of stockholders and the director candidate(s);

•
The initial slate of candidates that satisfy specific criteria and otherwise qualify for membership on the Board of Directors are identified and presented to the Chairperson of the Corporate Governance Committee, or in the Chairperson’s absence, any member of the Corporate Governance Committee delegated to initially review director candidates;

•
The appropriate Corporate Governance Committee member makes an initial determination in his or her independent business judgment as to the qualification and fit of such director candidate(s) and whether there is a need for additional directors to join the Board of Directors at that time;

•
If the reviewing Corporate Governance Committee member determines that it is appropriate to proceed, the Chairman of the Board, Chief Executive Officer, President, and members of the Corporate Governance Committee interview prospective director candidate(s);

•	The Corporate Governance Committee provides informal progress updates to the Board;
•	The Corporate Governance Committee meets to consider and approve the final director candidate(s);
•
If approved by the Corporate Governance Committee, the Corporate Governance Committee seeks Board approval of the director candidate(s), which considers all recommendations of the Corporate Governance Committee;

•
If the Board of Directors approves the director candidate(s), depending on the particular circumstance, the director candidate(s) is either appointed to the Board of Directors or included as a nominee for election at the next annual meeting of stockholders; and

•	If the Board of Directors disapproves the director candidate(s), the director candidate(s) is notified of such determination.

Communicating with the Board of Directors

Any of our stockholders who desire to contact the current director presiding over the executive sessions (Lt. Gen. Arthur J. Gregg) or the other members of the Board of Directors may do so by writing to: LaPolla Industries, Inc.’s Board of Directors, c/o Corporate Secretary, Intercontinental Business Park, 15402 Vantage Parkway East, Suite 322, Houston, Texas 77032. Communications received will be distributed by our Corporate Secretary to the director presiding over executive sessions or such other member or members of the Board of Directors as appropriate, depending on the facts and circumstances outlined in the communication received. For example, if any complaints regarding accounting, internal accounting controls or auditing matters, or stockholder proposals, nominations of directors, or Code of Business Ethics and Conduct, are received, they will be forwarded to the respective Chairpersons of the Audit or Corporate Governance committees, respectively, by the Corporate Secretary, for review and handling.

Independent Registered Public Accounting Fees

Baum & Company, P.A., our independent registered public accounting firm, audited our consolidated financial statements for the year ended December 31, 2005. The Audit Committee of the Board of Directors selects the independent registered public accounting firm. A representative of Baum & Company, P.A. is expected to be present at the 2006 Annual Meeting, will have the opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions.

Auditor Fees

We retained Baum & Company, P.A. to provide services in the following categories and amounts for the years indicated:

Fee Category	2005	2004
Audit Fees (1)	$127,289	$45,500
Audit-Related Fees (2)	24,252	853
Tax Fees	—	—
All Other Fees	—	—
Total	$151,541	$46,353
(1)
Represents the aggregate fees billed to us for professional services rendered for the audit of our annual consolidated financial statements, reviews of our quarterly consolidated financial statements, internal control evaluations, and audit of our former LaPolla Subsidiary.

(2)	Represents the aggregate fees billed to us for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements.

The policy of the Audit Committee is to pre-approve all audit and permissible non-audit services to be performed by the independent registered public accounting firm during the calendar year. The Audit Committee pre-approves services by authorizing specific projects within the categories listed in the table above. The Chairperson the Audit Committee addresses any requests for pre-approval of services between Audit Committee meetings, and the Chairperson must report any pre-approval decisions to the Audit Committee at its next scheduled meeting. The policy prohibits retention of the independent registered public accounting firm to perform the prohibited non-audit functions defined in Section 201 of the Sarbanes-Oxley Act of 2002 or the rules of the SEC, and also considers whether proposed services are compatible with the independence of the independent registered public accounting firm. The aggregate amount of services related to Audit Fees and Audit-Related Fees provided by Baum & Company, P.A. was pre-approved by the Audit Committee in accordance with the pre-approval policy described above. There were no Tax Fees or All Other Fees pre-approved or approved during the 2005 year.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board of Directors of LaPolla issues the following report for inclusion in the Company’s proxy statement in connection with the Annual Meeting.

1.
The Audit Committee has reviewed and discussed the audited consolidated financial statements for the year ended December 31, 2005 with management of the Company and with the Company’s independent registered public accounting firm, Baum & Company, P.A.

2.	The Audit Committee has discussed those matters required by Statement on Auditing Standards No. 61 with Baum & Company, P.A.
3.
The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by Independence Standards Board Standard No. 1, and has discussed with the independent registered public accounting firm the auditor’s independence from the Company and its management.

4.
After the discussions referenced in paragraphs 1 through 3 above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements for the fiscal year ended December 31, 2005 be included in the Annual Report on Form 10-K for that fiscal year for filing with the SEC.

AUDIT COMMITTEE,
Mr. Gilbert M. Cohen, Chairperson
Lt. Gen. Arthur J. Gregg, US Army (Ret.)

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

We encourage stock ownership by our directors, officers and employees to align their interests with your interests. We believe this policy plays a significant role in our progress and is ultimately leading to beneficial returns for our stockholders.

Security Ownership of Certain Beneficial Owners and Management

The following table shows how much of our common stock is owned as of May 30, 2006 by each person known to own 5% or more of our common stock, each director, each executive officer named in the Summary Compensation Table and all directors and executive officers as a group.

Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent Beneficially Owned of Class (1)	Amount and Nature of Rights To Acquire Beneficial Ownership(2)	Total Amount Beneficially Owned Including Rights To Acquire Beneficial Ownership	Percent Beneficially Owned including Rights To Acquire Beneficial Ownership of Class (3)
Directors:
Richard J. Kurtz, Chairman of the Board	33,733,548	63.0%	48,000	33,781,548	62.3%
Duck Pond Road, Alpine, New Jersey 07620
Lt. Gen. Arthur J. Gregg, US Army (Ret) (4)	38,500	*	12,000	50,500	*
Gilbert M. Cohen (4)	13,297	*	12,000	25,297	*
Michael T. Adams (5)	1,191,376	2.2%	106,000	1,297,376	2.3%

Other Named Executive Officers:
Douglas J. Kramer	—	—	480,000	480,000	*
John A. Campbell (Appointed February 1, 2006)	—	—	—	—	—
C. David Stearnes (Resigned January 31, 2006)	—	—	—	—	—

All directors and current, and a former, executive officers, listed above as a group	34,976,721	65.3%	658,000	35,634,721	65.7%
*	Less than 1%
(1)	Based on 53,502,251 shares outstanding on May 30, 2006.
(2)
Represents common stock which the person has the right to acquire within 60 days after May 30, 2006. For Mr. Adams and Mr. Kramer, these shares may be acquired upon the exercise of vested stock options; and Mr. Kurtz, Mr. Gregg, and Mr. Cohen, these shares may be acquired upon vesting pursuant to the Director Plan upon commencement of the Annual Meeting.

(3)	Based on 54,160,251 shares deemed outstanding as of May 30, 2006 (Includes shares in “Amount and Nature of Rights to Acquire Beneficial Ownership” column).
(4)	These shares are held in each director’s name with a certain amount jointly with spouse and/or spouse’s estate.
(5)	Mr. Adams is also our CEO.

ANNUAL REPORT

The Annual Report to Stockholders for the fiscal year ended December 31, 2005 (“2005 Annual Report”) accompanies the proxy material being mailed to all stockholders. The financial information reflected therein for the year ended December 31, 2005 and the related notes thereto, as well as Management’s Discussion and Analysis of Financial Condition and Results of Operations, are incorporated in their entirety into this proxy statement by this reference. We will provide, without charge, a copy of our most recent annual report on Form 10-K, and any amendments related thereto, upon the receipt of a written request by any stockholder.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers, directors and persons who own more than 10% of a registered class of our common stock or other equity securities, to file with the SEC certain reports of ownership and changes in ownership of our securities. Executive officers, directors, and stockholders who hold more than 10% of our outstanding common stock are required by the SEC to furnish us with copies of all required forms filed under Section 16(a). We prepare Section 16(a) forms on behalf of our officers and directors based on the information provided by them. Based solely on review of the copies of such forms and representations from certain of the reporting persons that no other reports were required, we found that during the 2005 fiscal year, three Form 3s were filed later than required for former and a current officer of the company. The former Corporate Secretary, Ms. Hugue’s Form 3 was filed on July 5, 2005 when it should have been filed by April 27, 2005. Although the former CFO, Mr. Stearnes’ employment was disclosed timely pursuant to a Form 8-K, his Form 3 was filed on January 30, 2006 when it should have been filed on September 1, 2005. The current Corporate Secretary, Ms. Meekins’ Form 3 was filed on January 30, 2006 when it should have been filed on November 8, 2005.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table sets forth information with respect to our equity compensation plans (including individual compensation arrangements) under which equity securities are authorized for issuance on an aggregated basis as of December 31, 2005.

Equity Compensation Plan Information
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding Securities Reflected in Column (a)) (c)
Equity Compensation Plans Approved by Security Holders	2,519,868 (1)	$.78	1,163,579 (2)
Equity Compensation Plans Not Approved by Security Holders	70,000 (3)	$3.36	—
Total	2,589,868	$.85	1,163,579
(1)	The equity compensation plans include:
(i)
Equity Incentive Plan. This plan was approved by stockholders and became effective August 31, 2005 (“Equity Plan”). The Equity Plan replaced the Key Employee Stock Option Plan. Under the Equity Plan, either incentive stock options or non-qualified stock options and stock bonuses may be granted. Generally, the options may be exercised beginning one year from the date of grant and expire in two to eight years. Options become vested and exercisable at such times or upon such events and subject to such terms, conditions, performance criteria or restrictions as specified by the Compensation Committee. Stock bonuses may be granted subject to restrictions and for such periods as the Compensation Committee determines, including attainment of one or more performance goals. The Equity Plan provides for the grant of an aggregate of 3,250,000 options (exercisable for common stock) and/or stock bonuses. There were -0- options exercised, 550,133 options forfeited, canceled or expired, 2,519,868 options outstanding, and 730,132 shares of common stock remaining available either as underlying shares for options or stock bonuses to be granted under the Equity Plan at December 31, 2005.

(2)	The equity compensation plans include:
(i)	Equity Incentive Plan. See Footnote (1)(i) above.
(ii)
Director Compensation Plan. This plan was approved by stockholders on May 28, 2002 (“Director Plan”). There were 1,166,553 shares granted, issued and vested, 364,000 shares granted, issued and unvested, 30,214 shares forfeited, canceled or expired, and 69,447 shares available to grant under the Director Plan at December 31, 2005. Refer to Director Compensation below for the material features of the Director Plan.

(3)	The equity compensation plans include:
(i)
Non-Plan Options. We grant restricted options for special circumstances.  No Non-Plan Options were granted in 2005.  There were 50,000 options exercised, 55,264 options forfeited, canceled or expired, and 70,000 options outstanding at December 31, 2005.

REPORT OF THE COMPENSATION COMMITTEE

As members of the Compensation Committee, it is our duty, pursuant to our charter, to develop compensation strategies, policies and programs, evaluate performance of the CEO and other executive officers, administer the equity compensation plans, and prepare for management development and succession. The goals of our executive compensation program are to inspire executives to achieve our business objectives in this environment, to reward them for their achievement, to foster teamwork, and to attract and retain executive officers who contribute to our long-term success. We continually strive to strike an appropriate balance between levels of base compensation that are competitive, annual incentive compensation that varies in a consistent manner with the achievement of individual objectives and corporate financial performance objectives, and long-term incentive compensation that focuses executive efforts on building stockholder value through meeting longer-term financial and strategic goals. Our executive compensation arrangements during 2005 were designed to attract, motivate, and retain the executive talent needed to optimize stockholder value in a competitive environment. Based on exiting from our mainstay RSM Products in 2004, the compensation arrangements entered into between the CEO and other executive officers attracted during 2005 were based upon the view that we were starting over and in a start-up mode. The Compensation Committee was primarily concerned with increasing stockholder value by achieving specific financial goals (e.g. increasing sales and focusing on gross margin) and formulating strategic objectives. It was crucial that we be assured of attracting, retaining and rewarding top caliber executives who are essential to the attainment of our ambitious, long-term goals. In designing and administering the executive compensation programs, we attempt to strike an appropriate balance between levels of base compensation that are competitive, annual incentive compensation that varies in a consistent manner with our achievement of individual objectives and financial performance objectives, and long-term incentive compensation that focuses executive efforts on building stockholder value through meeting longer-term financial and strategic goals, each of which is discussed in greater detail below.

Base Salary. Base salaries for the CEO, President and COO and other executive officers retained and hired during 2005 were based on individual negotiations and general competitive hiring practices. Base salaries for the CEO and other executive officers were established considering a number of factors, including the Company considering itself as a start-up company, prior business experience, and expected individual performance and contributions to the Company's long term success. We entered into an executive employment contract with our CEO on July 25, 2005, whose base salary is $108,750 and reviewable annually. In addition, we entered into an executive employment agreement with our President and COO, with a beginning base salary of $300,000, which automatically increased to $350,000 when, during 2005, he caused the Company to derive $6 Million in sales directly or indirectly by his efforts with a 25% gross profit margin. On September 30, 2005, we entered into a letter employment agreement, with a former CFO, whose salary was $105,000. The Compensation Committee is developing a salary increase program designed to reward individual performance consistent with our overall financial performance in the context of competitive practice. Annual performance reviews and formal merit increase guidelines will determine individual salary increases.

Other Compensation. Other Compensation for our CEO was in the form of restricted common stock and based on the winding down of a prior superseded executive employment agreement which was entered into at the beginning of 2002. We issued 16,000 shares of restricted common stock as other compensation to our CEO under this prior agreement valued in the aggregate at $10,960.

Awards. The executive employment agreements entered into with our CEO and President and COO included a provision for the granting of Awards by the Company. Awards for the CEO and President and COO granted during 2005 were based on individual negotiations considering a number of factors, including the Company considering itself as a start-up company, prior business experience, and expected individual performance and contributions to the Company's long term success. Our CEO and President and COO were granted 400,000 and 2,000,000 stock options pursuant to the Equity Incentive Plan during 2005. The stock option grants were designed with short term and long term aspects. The short term aspects involve vesting of a certain number of options based on meeting certain sales goal thresholds while the long term aspects involve restricting exercisability notwithstanding the vesting according to a descending four year timeframe. Based on the sales growth for the 2005 year, our CEO and President and COO met the first criteria for the $12 Million and $18 Million increments, however, neither met the gross margin criteria. Notwithstanding the fact that the gross margin was not met, the Compensation Committee considered a variety of other factors, which is permitted in its sole discretion as administrator of the Equity Incentive Plan and in the stock option agreements with the CEO and President and COO, to vest the first increment of 80,000 options for the CEO and 480,000 options for the President and COO. These factors included a substantial increase in sales from $2.5 Million in 2004 to $20 Million in 2005, gross margin from 18.4% in 2004 to 19.8% in 2005, decrease in net loss from $5,768,508 in 2004 to $1,524,825 in 2005, and the Company being in a start up mode for most of the 2005 year.

Bonus. Bonuses for the CEO and other executive officers retained and hired during 2005 were based on individual negotiations and general competitive hiring practices and individual contributions. We paid our President and COO a $50,000 signing bonus as part of his agreement to join us. A former CFO received his agreed upon year end bonus of $5,000 at year end 2005.

Committee Activities

The Committee held four meetings in 2005 as well as many interim discussions. The following summarizes the Committee's major activities in 2005:

•	Reviewed overall compensation strategies in light of the start up mode of the Company.
•	Approved executive employment agreements with the CEO and President and COO and other current and former executive officers.
•	Established the Equity Incentive Plan which replaced and superseded the Key Employee Stock Option Plan.
•	Granted stock options to CEO and President and COO and other former executive officers with short term and long term aspects.

COMPENSATION COMMITTEE,
Lt. Gen. Arthur J. Gregg, US Army (Ret), Chairperson
Mr. Gilbert M. Cohen

EXECUTIVE COMPENSATION

Summary of Cash and Certain Other Compensation

The following table provides information about the compensation for our last three calendar years of our CEO, plus our most highly compensated other executive officers as of the end of the 2005 calendar year. This group is referred to in this proxy statement as the Named Executive Officers.

Summary Compensation Table
		Annual Compensation			Long Term Compensation Awards
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(i)
Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Other Annual Compensation ($)(2)	Restricted Stock Award(s) ($)	Securities Underlying Options ($)(3)	All Other Compensation ($)
Michael T. Adams	2005	102,216	—	37,093	—	6,500	—
CEO	2004	90,000	—	17,471	—	6,500	—
	2003	93,375	—	22,213	—	6,500	—

Douglas J. Kramer	2005	282,454	50,000	16,227	—	—	—
President and COO	2004	—	—	—	—	—	—
	2003	—	—	—	—	—	—

John A. Campbell	2005	18,750	—	—	—	—	—
CFO and Treasurer	2004	—	—	—	—	—	—
(Appointed February 1, 2006)	2003	—	—	—	—	—	—
Former Controller since September 19, 2005

C. David Stearnes	2005	39,375	5,000	4,702	—	—	—
Former CFO and Treasurer	2004	—	—	—	—	—	—
(Resigned January 31, 2006)	2003	—	—	—	—	—	—
(1)	These amounts consist of $50,000 as a signing bonus for Mr. Kramer and $5,000 year end bonus for Mr. Stearnes.
(2)
For 2005, the amounts disclosed in this column consist of: (a) an aggregate of 16,000 shares of restricted common stock issued as other compensation and valued in the aggregate at $10,960 to our CEO; and (b) perquisites valued at an aggregate of $47,062, of which $12,600 was for a car allowance for Mr. Adams; $2,780 was attributed to personal use of a Company provided leased vehicle to Mr. Kramer; $3,561, $12,668, and $4,702, was for health and dental insurance for Mr. Adams, Mr. Kramer, and Mr. Stearnes, respectively; $779 was for life insurance coverage for Mr. Kramer; and $9,972 was for moving expenses for Mr. Adams.

(3)	These amounts consist of vested stock options.
(4)	As of December 31, 2005, Mr. Adams held 1,383,376 shares of restricted common stock, respectively, valued at $677,854.

Stock Options, Option Grants, Exercises and Holdings

The following tables show the number of stock options granted and shares covered by both exercisable and non-exercisable stock options for our Named Executive Officers as of December 31, 2005. There were no stock option exercises or any “in-the-money” stock option values to report for any Named Executive Officers in fiscal 2005.

Option Grants in Last Fiscal Year

Name	Number of Securities Underlying Options Granted (#) (1)	% of Total Options Granted to Employees In Fiscal 2005	Exercise or Base Price Per Share	Expiration Date
Michael T. Adams	400,000	13.6%	$.67	7/11/2011
Douglas J. Kramer	2,000,000	67.8%	$.67	7/11/2011

Aggregated Option Exercises in Last Fiscal Year and FY-End Option Values

	Shares Acquired on	Value	Number of Securities Underlying Unexercised Options at 12/31/05 (#)		Value of Unexercised In-the-Money Options at 12/31/05 ($)
Name	Exercise (#)	Realized ($)	Exercisable	Unexercisable	Exercisable	Unexercisable
Michael T. Adams	—	—	26,000	400,000	—	—
Douglas J. Kramer	—	—	—	2,000,000	—	—

Director Compensation

Each director who is not an employee is reimbursed for actual expenses incurred in attending our Board meetings. We have a non-employee director incentive plan entitled the Director Compensation Plan (“Director Plan”) which provides for the issuance of restricted common stock to non-employee directors for Board service fees and cash to eligible non-employee directors as retention fees. Under the Director Plan, up to 1,600,000 shares of restricted common stock may be issued through periodic automatic grants of restricted stock to non-employee directors only. The Director Plan provides, each non-employee director who is then serving as a member of the Board shall automatically be granted an award consisting of a number of shares of our restricted common stock equal to: 48,000 shares for the Chairman of the Board, who is also a non-employee director; and 12,000 shares for other non-employee directors, upon initial election to the Board for a one year term (or a lesser amount prorated monthly if the initial election is for a shorter period), which restricted shares are subject to restrictions on transferability as well as a vesting schedule. In the event a recipient of a restricted stock award ceases to be a director for any reason other than death or total disability, any restricted shares of common stock which are then unvested are subject to forfeiture back to us. Once vested, the shares are no longer restricted from transferability pursuant to the terms of the Director Plan and are no longer subject to forfeiture by us upon termination of director status. The Director Plan is intended to be a nondiscretionary plan for purposes of rules and interpretations of the SEC relating to Section 16 of the Exchange Act. In addition to the automatic grant of shares to non-employee directors described above, a one-time grant on May 28, 2002 of 1,168,000 post split shares of restricted stock was approved for the Chairman of the Board, which recognized his personal cost for substantially funding our Company and acting as Chairman of the Board without adequate compensation over a three-year period. This one-time grant fully vested in four increments on May 28, 2006. We granted and issued 72,000, 104,767, 96,000, and 1,276,000 shares, vested and released 360,767, 405,786, 400,000, and -0- shares and canceled -0-, 18,214, 12,000, and -0- shares of restricted stock under the Director Plan in 2005, 2004, 2003 and 2002, respectively. We do not consider the shares of restricted common stock granted and issued under the Director Plan as outstanding at the time of grant due to vesting provisions in the Director Plan. The shares of restricted common stock when granted are issued by us with a second restriction and held in our custody until such time that they are earned and vested. Retention fees are paid on a graduated schedule of $4,000, $7,000 and $10,000 per year, based on providing one, two and three or more years of continuous service, respectively, on the Board of Directors. We paid $12,000 in retention fees during 2005, of which $10,000 was to Mr. Gregg and $2,000 was to Mr. Cohen. At December 31, 2005 there were 364,000 shares of restricted common stock granted and issued (but not treated as outstanding) and 69,447 shares eligible for grant under the Director Plan. After the conclusion of the Annual Meeting, no more shares will be available for issuance under the Director Plan and it will therefore expire according to its terms.

CHANGE IN CONTROL AND SEVERANCE ARRANGEMENTS

Long Term Employment Contracts

(a)  On July 25, 2005, we entered into an Employment Agreement with our CEO, Michael T. Adams (“Adams Agreement”). Under the Adams Agreement, effective until January 31, 2009, Mr. Adams is entitled to compensation and benefits described below: Base Compensation. Annual base salary of $108,750, reviewable annually; (ii) Awards. Awards under equity or other plans that we may determine to put into effect; (iii) Transaction Bonus. During his employment period and as a long term cash-based incentive bonus, Mr. Adams is entitled to a Transaction Bonus equal to 1½%, upon consummation of a Change in Control, of the “Transaction Value”, which means the aggregate consideration paid in respect of the Transaction, payable in one lump sum concurrent with the consummation of the Transaction; provided he is still employed by us; (iv) Termination of Employment. If Mr. Adams’ employment is terminated by us without “cause”, he is entitled to (i) an amount equal to 6 months annual base salary paid in equal monthly installments, (ii) the product of (I) any Awards which he can show that he reasonably would have received had he remained in such executive capacity with us through the end of the calendar year or 6 months after the date of termination, whichever is greater, in which occurs his date of termination, multiplied by (II) a fraction, the numerator of which is the number of days in the calendar year in which the date of termination occurs through the date of termination and the denominator of which is 365, but only to the extent not previously vested, exercised and/or paid, (iii) for 6 months following the date of termination, we will continue to provide medical and dental benefits only to Mr. Adams on the same basis as such benefits are provided during such period to our other senior executive officers; provided, however, that if our welfare plans do not permit such coverage, we will provide him the medical benefits (with the same after tax effect) outside of such plans, and (iv) to the extent not theretofore paid or provided, we will timely pay to him any other amounts or benefits which he is entitled to receive through the date of termination under any other plan, including accrued vacation to the extent unpaid; and (v) Termination Following Change in Control. If we or any successor terminates Mr. Adams’ agreement at any time during the employment period following a Change in Control of the Company: (i) he will be entitled to an amount equal to the Salary which would otherwise be payable over the remaining term of his agreement; and (ii) any outstanding Awards (including substituted shares of the acquiring or surviving Company in the case of a merger or acquisition) held by him or other benefits under any of our plans, which have not vested in accordance with their terms will become fully vested and exercisable at the time of such termination. A "Change in Control" is defined as an Ownership Change Event or series of related Ownership Change Events (collectively, a "Transaction") in which the stockholders of the Company immediately before the Transaction do not retain immediately after the Transaction, direct or indirect beneficial ownership of more than 50% of the total combined voting power of the outstanding voting securities of the Company or, in the case of an Ownership Change Event, the entity to which the assets of the Company were transferred. An "Ownership Change Event" will be deemed to have occurred if any of the following occurs with respect to the Company: (i) the direct or indirect sale or exchange by the stockholders of the Company of all or substantially all of the voting stock of the Company; (ii) a merger or consolidation in which the Company is a party; (iii) the sale, exchange, or transfer of all or substantially all of the assets of the Company (other than a sale, exchange or transfer to one or more subsidiaries of the Company); or (iv) a liquidation or dissolution of the Company. The sole exception to Change in Control and Ownership Change Event is any Change in Control that may result from the death or incapacity of Richard J. Kurtz wherein his interest is transferred to his heirs only. In such event, no Change in Control or Ownership Change Event will be deemed to have occurred. This agreement superseded that certain agreement entered into between the Company and Mr. Adams, effective February 1, 2005, to serve as CEO, which superseded and replaced his prior agreement entered into on January 1, 2002.

(b)  On July 25, 2005, we entered into an Employment Agreement with our President and COO, Douglas J. Kramer (“Kramer Agreement”). Under the Kramer Agreement, effective until January 31, 2009, Mr. Kramer is entitled to compensation and benefits described below: (i) Base Compensation. Annual base salary of $300,000, which will automatically increase to $350,000 when, during any calendar year of his Employment Term, he causes the Company to derive $6 Million in sales directly or indirectly by his efforts with a 25% gross profit margin. Gross profit margin is calculated by taking Gross Profit and dividing it by Total Sales Revenue; (ii) Awards. Awards under equity or other plans that we may determine to put into effect; (iii) Transaction Bonus. During his employment period and as a long term cash-based incentive bonus, Mr. Kramer is entitled to a Transaction Bonus equal to 3½%, upon consummation of a Change in Control, of the “Transaction Value” (as defined above); provided he is still employed by us; (iv) Termination of Employment. If Mr. Kramer’s employment is terminated by us without “cause”, he is entitled to (i) an amount equal to 4 months annual base salary paid in equal monthly installments, (ii) the product of (I) any Awards which he can show that he reasonably would have received had he remained in such executive capacity with us through the end of the calendar year or 4 months after the date of termination, whichever is greater, in which occurs his date of termination, multiplied by (II) a fraction, the numerator of which is the number of days in the calendar year in which the date of termination occurs through the date of termination and the denominator of which is 365, but only to the extent not previously vested, exercised and/or paid, (iii) for 4 months following the date of termination, we will continue to provide medical and dental benefits only to Mr. Kramer on the same basis as such benefits are provided during such period to our other senior executive officers; provided, however, that if our welfare plans do not permit such coverage, we will provide him the medical benefits (with the same after tax effect) outside of such plans, and (iv) to the extent not theretofore paid or provided, we will timely pay or provide to him any other amounts or benefits which he is entitled to receive through the date of termination under any plan, including accrued vacation to the extent unpaid; and (v) Termination Following Change in Control. If we or any successor terminates Mr. Kramer’s agreement at any time during the employment period following a Change in Control (as defined above) of the Company: (i) he will be entitled to an amount equal to the Salary which would otherwise be payable over the remaining term of his agreement; and (ii) any outstanding Awards (including substituted shares of the acquiring or surviving Company in the case of a merger or acquisition) held by him or other benefits under any Company plan or program, which have not vested in accordance with their terms will become fully vested and exercisable at the time of such termination. This agreement superseded that certain agreement entered into between the Company and Mr. Kramer, effective January 28, 2005, to serve as President and COO.

Director Plan

Our Director Compensation Plan also contains provisions for the accelerated vesting of unvested restricted common stock upon a change in control of the Company (using the same definition of change in control as used in the agreements described above).

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

There are no members of the Compensation Committee who were officers or employees of LaPolla or any of our subsidiaries during fiscal 2005, or were formerly officers of LaPolla, or had any relationship otherwise requiring disclosure hereunder.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

1.     During 2005, a total of 360,767 shares of restricted common stock vested and were earned by directors pursuant to the Director Plan, of which:

(a)    292,000 shares that were issued to our Chairman of the Board, pursuant to a one time grant of 1,168,000 shares approved by the shareholders on May 28, 2002, vested. We did not consider this portion of the shares issued and outstanding due to a vesting provision and as such no value was ascribed to these shares by us as of May 28, 2002. The value ascribed to these shares on May 28, 2005 was $277,400. There are 292,000 shares remaining of the 1,168,000 shares issued which are in our custody until they are earned and vested;

(b)    60,000 shares that were automatically granted and issued to directors on June 22, 2004, upon their reelection at the shareholders meeting held on June 29, 2005, vested. We did not consider these shares issued and outstanding due to a vesting provision and as such no value was ascribed to these shares at the time they were granted. These transactions were valued and recorded at $54,000; and

(c)    8,767 shares that were automatically granted and issued to a new director upon appointment on November 12, 2004, upon their reelection at the shareholders meeting held on June 29, 2005, vested. We did not consider these shares issued and outstanding due to a vesting provision and as such no value was ascribed to these shares at the time they were granted. These transactions were valued and recorded at $7,890.

2.     On January 4, 2005, we issued 18,181,818 shares of restricted common stock to our Chairman of the Board, in exchange for his cancellation of $6,000,000 of indebtedness represented by term loans bearing interest at 9% per annum, which were advanced to us during the period commencing with the fourth quarter of 2003 to date. The price per share used to determine the number of shares of restricted common stock for this transaction was 110% of the closing price of our common stock as traded on the American Stock Exchange on January 4, 2005 or $ .33 per share.

3.     On January 25, 2005, we entered into a Stock Purchase Agreement with LaPolla Industries, Inc., an Arizona corporation and Billi Jo Hagan, Trustee of the Billi Jo Hagan Trust, Dated October 6, 2003, wherein we agreed to pay $2 Million in cash and issue a nominal amount of restricted common stock in exchange for all of the issued and outstanding capital stock of the LaPolla Subsidiary. On February 11, 2005, the parties entered into an Amendment to Stock Purchase Agreement and Closing Statement to close the transaction in accordance with the terms of the Agreement, as amended. The LaPolla Subsidiary, formerly a privately-held company, is located in Tempe, Arizona. Our Chairman of the Board and majority shareholder advanced $2 Million in cash to finance the transaction for us. The $2 Million advance was made at the time in the form of a demand loan bearing interest at 6% per annum.

4.     On January 28, 2005, Douglas J. Kramer joined us as President and COO pursuant to an Employment Agreement. Under the agreement, Mr. Kramer agreed to work for us until January 31, 2007 with an automatic 2 year extension. This agreement was superseded - See Item 9 below.

5.     On February 1, 2005, we entered into an Employment Agreement with Michael T. Adams, our CEO. Under the agreement, Mr. Adams agreed to work for us until January 31, 2009. This agreement was superseded - See Item 8 below.

6.     On June 2, 2005, the Company and the Chairman signed a Promissory Note with a national institution granting the Company access to funds in the amount of $2,000,000, which may be drawn against from time to time for the operations of the Company (“Note”). The Note bears interest at a rate equal to 1-month LIBOR plus 2 ¼ % per annum (“LIBOR-Based Rate”). On March 24, 2006, the parties amended the Note to increase the amount of funds available by $500,000 thereby granting the Company access to $2,500,000, and extend the maturity date to January 1, 2008 (“Amended Note”). Notwithstanding the new maturity date, the Company is required to begin repaying the Amended Note in monthly installments of $208,333 on January 1, 2007.

7.     On July 12, 2005, we granted an aggregate of 2,400,000 options under the Equity Incentive Plan, of which 400,000 were granted to Mr. Adams and 2,000,000 to Mr. Kramer, which vests after each respective officer meets certain Sales Goal Thresholds and Gross Profit Margins. The Options, when vested, become exercisable pursuant to a formula. Each of the Options has a term of six (6) years from the Grant Date. The exercise price for these Options is $.67, which represents the fair market value of the Company’s common stock as traded on the American Stock Exchange on the Grant Date.

8.     On July 25, 2005, we entered into a new Employment Agreement with our CEO, Mr. Adams (“Adams Agreement”). Under the Adams Agreement, which is effective until January 31, 2009, Mr. Adams is entitled to: (i) Annual Salary of $108,750, reviewable annually; (ii) Awards under equity or other plans or programs that the Company may from time to time, in its discretion, determine to put into effect; and (iii) Transaction Bonus equal to one and one half percent (1½%), upon consummation of a Change in Control, of the “Transaction Value”, provided he is still employed by the Company.

9.     On July 25, 2005, we entered into a new Employment Agreement with our President and CEO, Mr. Kramer (“Kramer Agreement”). Under the Kramer Agreement, which is effective until January 31, 2009, Mr. Kramer is entitled to: (i) Annual Salary of $300,000, which will automatically increase to $350,000 when, during any calendar year of his Employment Term, he causes the Company to derive $6 Million in sales directly or indirectly by his efforts with a 25% gross profit margin; (ii) Awards under equity or other plans or programs that the Company may from time to time, in its discretion, determine to put into effect; and (iii) Transaction Bonus equal to three and one half percent (3½%), upon consummation of a Change in Control, of the “Transaction Value”, provided he is still employed by the Company.

10.    The Chairman of the Board advanced monies in the form of short term loans bearing interest at 6% per annum for the 2005 year amounting to $4,302,500. See also Items 11 and 13 below.

11.    On December 14, 2005, we issued 2,637,265 shares of restricted common stock to our Chairman of the Board, in exchange for his cancellation of $1,503,241 of indebtedness represented by term loans bearing interest at 6% per annum, which were advanced to us during the 2005 year for working capital and other corporate purposes. The price per share used to determine the number of shares of restricted common stock for this transaction was 110% of the closing price of our common stock as traded on the American Stock Exchange on December 14, 2005 or $ .57 per share.

12.    On February 1, 2006, we entered into a letter employment agreement with its CFO, John A. Campbell (“Campbell Agreement”). Under the Campbell Agreement, Mr. Campbell is entitled to an Annual base salary of $80,000, reviewable monthly for ninety days and annually thereafter.

13.    On February 8, 2006, we executed a Promissory Note in favor of the Chairman of the Board for $3,000,000, which bears interest at 6% per annum, with principal to be paid on December 31, 2007; provided, however, that if the Company subsequent to the date hereof but prior to December 31, 2007 raises private debt or equity financing yielding gross proceeds of not less than $7,000,000, then the unpaid principal balance will become due. The Promissory Note memorialized the removal of the demand aspect of the $3,000,000 indebtedness owed by the Company to the Chairman of the Board for working capital advanced to the Company during the 2005 year bearing interest at 6% per annum and established a repayment date and condition of prepayment in the event the Company achieves a financing.

14.    On March 20, 2006, the Company received a written commitment from the Chairman of the Board to provide $1,500,000 for working capital to facilitate growth and expansion of the Company. The funding will take the form of a demand loan bearing 6% interest per annum.

15.    On May 28, 2006, 292,000 shares that were issued to our Chairman of the Board, pursuant to a one time grant of 1,168,000 shares approved by the shareholders on May 28, 2002, vested. We did not consider these shares issued by us on May 28, 2002 outstanding due to a vesting provision and as such no value was ascribed at the time of issuance. The value ascribed to these shares when vested on May 28, 2006 was $183,960.

STOCK PERFORMANCE GRAPH

Set forth below is a line graph comparing the yearly percentage change in the cumulative total stockholder return on our common stock with the cumulative total return of the S&P 500 Stock Index and the AMEX Industrial Manufacturing Index for the period beginning December 31, 2000 and ending December 31, 2005. The graph assumes that all dividends have been reinvested. We did not declare any dividends during the past five years.

INCORPORATION BY REFERENCE

Notwithstanding anything to the contrary set forth in any of our previous or future filings under the Securities Act of 1933, as amended (the “Act”) or the Exchange Act that might incorporate all or portions of our filings, including this proxy statement, with the SEC, in whole or in part, the Audit Committee and Compensation Committee Reports and the Stock Performance Graph contained in this proxy statement shall not be deemed to be incorporated by reference into any such filing or deemed filed with the SEC under the Act of or Exchange Act.

OTHER BUSINESS

We are not aware of any other matters to be submitted for consideration at this meeting. If any other matters are properly brought before the meeting, the persons named in the enclosed proxy card will vote the shares they represent using their best judgment.

STOCKHOLDER PROPOSALS TO BE PRESENTED AT NEXT ANNUAL MEETING

Stockholder proposals may be included in our proxy materials for an annual meeting so long as they are provided to us on a timely basis and satisfy the other conditions set forth in applicable SEC rules. For a stockholder proposal to be included in our proxy materials for the annual meeting to be held in 2007, we must receive the proposal at our principal executive offices, addressed to the Corporate Secretary, not later than January 24, 2007. In addition, stockholder business that is not intended for inclusion in our proxy materials may be brought before the annual meeting so long as we receive notice of the proposal in compliance with the requirements set forth in our Corporate Governance Committee charter, addressed to the Corporate Secretary at our principal executive offices, not later than January 24, 2007.

By Order of the Board of Directors

Kelly D. Meekins
Corporate Secretary

Houston, Texas
June 2, 2006

ADMISSION TICKET

RETAIN FOR ADMITTANCE

You are cordially invited to attend the
2006 ANNUAL MEETING OF STOCKHOLDERS
LAPOLLA INDUSTRIES, INC.

Wednesday, July 12, 2006
9:00 AM
(Registration begins at 8:30 AM)

The Kamson Corporation
270 Sylvan Avenue
Englewood Cliffs, New Jersey 07632

If you plan to attend, please check the box on the proxy card.

This card is your admission ticket to the meeting and must be presented at the meeting registration area.

▼ FOLD AND DETACH HERE AND READ THE REVERSE SIDE ▼

PROXY

LAPOLLA INDUSTRIES, INC.

CONFIDENTIAL PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, revoking previous proxies, acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement dated June 2, 2006, in connection with the 2006 Annual Meeting of Stockholders of LaPolla Industries, Inc. to be held at 9:00 AM on Wednesday, July 12, 2006, at The Kamson Corporation, 270 Sylvan Avenue, Englewood Cliffs, New Jersey 07632, and hereby appoints MICHAEL T. ADAMS and KELLY D. MEEKINS, or either of them, proxy for the undersigned, with power of substitution, to represent and vote all shares of the undersigned upon all matters properly coming before the 2006 Annual Meeting or any adjournments thereof. You may vote your shares by Internet, telephone or by mail. The proxies will vote on the proposals set forth in the Notice of Annual Meeting of Stockholders and Proxy Statement as specified on this card (SEE REVERSE SIDE) and are authorized to vote in their discretion as to any other business that may come properly before the meeting.

INSTRUCTIONS: This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted "FOR" Proposal 1.

(Continued, and to be marked, dated and signed, on the other side)

VOTE BY TELEPHONE OR INTERNET QUICK × × × EASY × × × IMMEDIATE

LAPOLLA INDUSTRIES, INC.

Voting by Telephone or Internet is Quick, Easy and Immediate. As a LaPolla stockholder, you have the option of voting your shares electronically through the Internet or on the telephone, eliminating the need to return the proxy card. Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card. Votes submitted electronically over the Internet or by telephone must be received by 11:59 PM, Eastern Time, on Tuesday, July 11, 2006.

To Vote Your Proxy by Internet
www.proxyvote.com
Have your proxy card in hand when you access the above website. You will be prompted to enter your 12-digit Control Number which is located below to obtain your records and create an electronic voting instruction form.

To Vote Your Proxy by Telephone
1-800-690-6903
Use any touch-tone telephone to vote your proxy. You will be prompted to enter your 12-digit Control Number which is located below and then follow the simple instructions the Vote Voice provides you.

To Vote Your Proxy by Mail
Mark, sign and date your proxy card and return it in the postage-paid envelope we’ve provided or return to LaPolla Industries, Inc., c/o ADP, 51 Mercedes Way, Edgewood, New York 11717.

▼ FOLD AND DETACH HERE AND READ THE REVERSE SIDE ▼

Please mark your votes like this	☒
PROXY

		FOR	AUTHORITY
1.	ELECTION OF DIRECTORS:	☐	☐	2.	In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the 2006 Annual Meeting.
(To withhold authority to vote for any individual nominee, strike a line through that nominee’s name in the list below)

NOMINEES’
___________________	________________________________________	____________________	____________________
1) RICHARD J. KURTZ	2) LT. GEN. ARTHUR J. GREGG, US ARMY (RET.)	3) GILBERT M. COHEN	4) MICHAEL T. ADAMS

Please check the box if you wish to have your vote disclosed to the Company. The Company’s Confidential Voting Policy is described in the Proxy Statement accompanying this Proxy. ☐

Please check the box if you plan to attend the 2006 Annual Meeting. ☐

COMPANY ID:

PROXY NUMBER:

ACCOUNT NUMBER:

Signature	Signature	Date
NOTE: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.